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                                                                   EXHIBIT 10.22


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                          SECURITIES PURCHASE AGREEMENT

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                            INTERACTIVE TELESIS INC.






                                  JUNE 12, 2000


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                          SECURITIES PURCHASE AGREEMENT

        THIS SECURITIES PURCHASE AGREEMENT is entered into as of the 12th day of June 2000 (the "Agreement") by and among the Investors signatory hereto (each an "Investor" and together the "Investors") and Interactive Telesis Inc., a Delaware corporation (the "Company").

        WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company up to $4,500,000 of the Company's Common Stock and to receive in connection therewith certain Repricing Rights (as defined below) and warrants to purchase shares of the Company's Common Stock; and

        WHEREAS, such investments will be made in reliance upon the provisions of Regulation S ("REGULATION S") and/or Section 4(2) ("SECTION 4(2)") and/or
Section 4(6) ("SECTION 4(6)") of the United States Securities Act of 1933, as amended, and/or Regulation D ("REGULATION D") and the other rules and regulations promulgated thereunder (the "SECURITIES ACT"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder.

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

In addition to the definitions set forth in the text of this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

"AVERAGE MARKET PRICE" for any Exercise Date means the average of the Market Price on each of the four trading days having the lowest Market Prices, whether or not consecutive, during the period of 30 consecutive trading days ending on the trading day prior to such date. Average Market Price shall be reduced by 5% if the Company receives notice of delisting from its Principal Market.

 "CAPITAL SHARES" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

"CAPITAL SHARES EQUIVALENTS" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for purchase or otherwise acquire Capital Shares or any such convertible or exchangeable securities.


                                       2
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"CLOSING" shall mean each closing of the purchase and sale of the Securities pursuant to Section 2.1.

"CLOSING DATE" shall mean the Initial Closing Date, the Second Closing Date or the Third Closing Date, as applicable.

"CLOSING PRICE" means the closing sale price of the Common Stock on the Principal Market.

"CODE" shall mean the United States Internal Revenue Code of 1986, as amended, including the Treasury Regulations promulgated thereunder, as applicable.

"COMMON STOCK" shall mean the Company's common stock, $0.001 par value per share.

"COMMON SHARES" shall mean the Initial Shares, the Second Tranche Shares and the Third Tranche Shares.

"COMPANY REPURCHASE NOTICE" means a notice given by the Company to an Investor pursuant to Section 2.2(j) which states (1) that the Company is exercising its right to repurchase all of the Investor's Repricing Rights which are exercised during the Repurchase Period, (2) the Company Repurchase Price or the formula for determining the same, determined in accordance herewith and (3) the applicable Repurchase Period.

"COMPANY REPURCHASE PRICE" means, for each Exercise Notice given during a Repurchase Period, the number of Repricing Shares required to be issued multiplied by the Closing Price on the Exercise Date of such Exercise Notice.

"DAMAGES" shall mean any loss, claim, damage, judgment, penalty, deficiency, liability, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).

"DISCLOSURE SCHEDULE" shall mean the written disclosure schedule delivered on or prior to the date hereof by the Company to the Investors that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement.

"EFFECTIVE DATE" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in the Registration Rights Agreement.

"ENVIRONMENTAL LAWS" shall mean foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants.

"ESCROW AGREEMENT" shall mean the Escrow Agreement in substantially the form of Exhibit A hereto executed and delivered contemporaneously with this Agreement.

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"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"EXERCISE DATE" means the date on which an Exercise Notice is delivered by an Investor to the Company in accordance with the provisions of Article XII hereof.

"EXERCISE NOTICE" means the Exercise Notice in the form attached hereto as Exhibit B.

"GAAP" shall mean United States generally accepted accounting principles as shall be in effect from time to time.

"INITIAL CLOSING DATE" shall mean the date of issuance of the Initial Shares, the Initial Repricing Rights and the Initial Warrants.

"INITIAL REPRICING RIGHTS" shall mean the Repricing Rights issuable at the Initial Closing.

"INITIAL SHARES" shall mean the number of shares of Common Stock purchased by the Investors on the Initial Closing Date equal to the quotient obtained by dividing $2,500,000 by the Purchase Price applicable to the Initial Closing.

"INITIAL WARRANTS" shall mean the Warrants issued at the Initial Closing.

"INTELLECTUAL PROPERTY" shall mean all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar proprietary rights, information and knowledge.

"IRREVOCABLE TRANSFER AGENT INSTRUCTIONS" shall mean the Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, from the Company to the Company's transfer agent.

"IRS" means the United States Internal Revenue Service.

"MARKET PRICE" of the Common Stock on any date means the closing bid price for one share of Common Stock on such date on the Principal Market.

"MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties, prospects, stock price or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement or the Warrants in any material respect.

"OUTSTANDING" when used with reference to any Capital Shares, shall mean, at any date as of which the number of such Capital Shares is to be determined, all issued and outstanding Capital

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Shares, and shall include all such Capital Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Capital Shares; provided, however, that "OUTSTANDING" shall not mean any such Capital Shares then directly or indirectly owned or held by or for the account of the Company.

"PERSON" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"PRINCIPAL MARKET" shall mean the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, or the NASDAQ SmallCap Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume, or if the Common Stock is not traded on an exchange or market, the OTC Bulletin Board.

"PURCHASE PRICE" with respect to the issuance and sale of Common Stock hereunder on any given date shall mean the average of the closing bid prices of the Common Stock on the Principal Market for the period of five (5) consecutive trading days ending on the trading day immediately prior to the date for which the Purchase Price is to be determined; provided, however, that the Purchase Price for shares of Common Stock at the Initial Closing shall not exceed $2.94 per share.

"REGISTRABLE SECURITIES" shall mean the Securities (as defined below) until (i) the Registration Statement has been declared effective by the SEC, and all the Securities have been disposed of pursuant to the Registration Statement, (ii) all the Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all the Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company (which opinion and counsel shall be reasonably satisfactory to the holders of the Securities), all the shares of Common Stock constituting or underlying the Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

"REGISTRATION RIGHTS AGREEMENT" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investors as of the Initial Closing Date in the form annexed hereto as Exhibit D.

"REGISTRATION STATEMENT" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investors of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement and in accordance with the

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intended method of distribution of such securities), for the registration of the resale by the Investors of the Registrable Securities under the Securities Act.

"REPRICING RATE" means the number of Repricing Shares issuable upon exercise of each Repricing Right pursuant to Section 2.2(c) determined according to the following formula:

                     (Purchase Price - Average Market Price)
                              Average Market Price

        Provided, however; that the Purchase Price used to determine the Repricing Rate shall be reduced from time to time to give effect to any anti-dilution adjustments made to the Purchase Price pursuant to Section 2.5 hereof.

"REPRICING RIGHT" means a right of the holder thereof to receive Repricing Shares upon the exercise thereof in accordance with Section 2.2. Repricing Rights shall be deemed incorporated and part of each Common Share issued.

"REPRICING SHARES" means shares of Common Stock issued or issuable to a holder of Repricing Rights upon the exercise thereof.

"REPURCHASE DATE" means the date of repurchase of Common Shares, Warrant Shares and Repricing Rights pursuant to Section 2.4.

"REPURCHASE EVENT" means any one of the following events:

               (1) For any period of five consecutive trading days commencing on or after the Closing Date there shall be no closing bid price of the Common Stock on the Principal Market;

               (2) The Common Stock ceases to be listed for trading on any of the NYSE, the AMEX, the Nasdaq, the Nasdaq SmallCap or the OTC;

               (3) The Company fails to file the Registration Statement within 60 days after the Closing Date;

               (4) The Registration Statement is not effective within 180 days after the Closing Date;

               (5) After the Effective Date, the inability for 30 or more days (whether or not consecutive) of any holder of Securities to sell such Securities pursuant to the Registration Statement for any reason (unless such inability to sell arises solely for reasons within the control of the holder or because of the death or incapacity of the holder);

               (6) The Company shall fail or default in the timely performance of any obligation (A) to issue Repricing Shares as and when required by
        Section 2.2, (B) to comply with Section 9.3 regarding the removal of restrictive legends and stop transfer restrictions with

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        respect to the Securities or (C) under the Transaction Documents;

               (7) Any consolidation or merger of the Company with or into another entity (other than a merger or consolidation of a subsidiary of the Company into the Company or a wholly-owned subsidiary of the Company) where the common stock of such surviving company is not listed for trading on the NYSE, the AMEX, the Nasdaq, the Nasdaq SmallCap or the OTC, or any sale or other transfer of all or substantially all of the assets of the Company;

               (8) The Company amends its Certificate of Incorporation or Bylaws, without the consent of the Investors, which amendment materially and adversely affects the rights of any holder of the Securities; or

               (9) Termination of Don Cameron as Chief Executive Officer of the Company (including a change or diminution of his duties as such), whether by resignation, termination, death, disability or otherwise.

"REPURCHASE NOTICE" means a notice from the Investor to the Company which states
(1) that the Investor is thereby requiring the Company to repurchase Common Shares, Warrant Shares and Repricing Rights pursuant to Section 2.4, (2) in general terms the Repurchase Event giving rise to such repurchase, and (3) the number of Common Shares, Warrant Shares and Repricing Rights which are to be repurchased.

"REPURCHASE PERIOD" means the period commencing seven trading days after the Company gives a Company Repurchase Notice to the Investors and ending on the earlier of (x) 30 days thereafter or (y) two trading days after the Company gives notice to the Investors canceling such Company Repurchase Notice.

"REPURCHASE PRICE" means the average of the Closing Price for the five consecutive trading days ending on the trading day prior to a Repurchase Date.

"SALE DATE" shall mean each date on which an Investor sells, exchanges, transfers or otherwise disposes of some or all of the Common Shares for value, except a Sale Date shall not arise by reason of a transfer of Common Shares as provided in Article XI.

"SECOND CLOSING" shall mean the closing of the issuance and sale of the Second Tranche Shares and the Second Tranche Warrants and the other transactions contemplated hereby in connection with such sales on the Second Closing Date.

"SECOND CLOSING DATE" shall mean the date, if any, that is five days after the Effective Date or, if such date is not a trading day, the first trading day thereafter; provided, however, if the conditions to the Second Closing are not satisfied or waived on or before 120 days after the Initial Closing Date, the Investors shall have no obligation to purchase and the Company shall have no obligation to sell the Securities on such date.

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"SECOND TRANCHE REPRICING RIGHTS" shall mean the Repricing Rights issuable at the Second Closing.

"SECOND TRANCHE SHARES" shall mean the number of shares of Common Stock purchased by the Investors on the Second Closing Date equal to the quotient obtained by dividing $1,000,000 by the Purchase Price applicable to the Second Closing.

"SECOND TRANCHE WARRANTS" shall mean the Warrants issued at the Second Closing.

"SECURITIES" shall mean all of the Common Stock (including any shares of Common Stock issued or issuable pursuant to the anti-dilution provisions of Section 2.5), the Repricing Rights, the Repricing Shares, the Warrants and the Warrant Shares, individually and collectively, issued or issuable to the Investors hereunder.

"SEC DOCUMENTS" shall mean each report, proxy statement and registration statement filed by the Company with the SEC pursuant to the Exchange Act or the Securities Act from the initial filing with the SEC through the date hereof.

"SUBSIDIARY" shall mean any entity in which the Company, directly or indirectly, owns more than 10% of the capital stock or holds an equity or similar interest constituting more than 10% of the total equity of such entity.

"TAX" OR "TAXES" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

"TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

"THIRD CLOSING" shall mean the closing of the issuance and sale of the Third Tranche Shares and the Third Tranche Warrants and the other transactions contemplated hereby in connection with such sales on the Third Closing Date

"THIRD CLOSING DATE" shall mean the date, if any, that is three months after the Effective Date or, if such date is not a trading day, the first trading day thereafter; provided, however, if the conditions to the Third Closing are not satisfied or waived on or before 150 days after the Initial Closing Date, the Investors shall have no obligation to purchase and the Company shall have no obligation to sell the Securities on such date.

"THIRD TRANCHE REPRICING RIGHTS" shall mean the Repricing Rights issuable to the Investors at the Third Closing.

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"THIRD TRANCHE SHARES" shall mean the number of shares of Common Stock purchased by the Investors on the Third Closing Date equal to the quotient obtained by dividing $1,000,000 by the applicable Purchase Price on such date..

"THIRD TRANCHE WARRANTS" shall mean the Warrants issued at the Third Closing.

"15% WARRANT SHARES" shall mean as of any Closing Date that number of shares of Common Stock underlying the applicable Warrant determined by dividing (x) 15% of the Purchase Price paid for Common Stock sold by the Company to the Investors on such Closing Date by (y) the 5-day average of the closing bid price of the Common Stock on such Closing Date.

"TRANSACTION DOCUMENTS" shall mean this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions and each of the other agreements, documents and instruments entered into and delivered by the parties hereto in connection with the transactions contemplated by this Agreement.

"WARRANTS" shall mean collectively the Initial Warrants, the Second Tranche Warrants and the Third Tranche Warrants substantially in the form of Exhibit E to be issued to the Investors hereunder.

"WARRANT SHARES" shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Warrants.




                                   ARTICLE II

                       PURCHASE AND SALE OF THE SECURITIES

Section 2.1.   Investment.

        (a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors agree to purchase, the Securities for the Purchase Price as follows:

               (i) On the Initial Closing Date, the Company shall sell, and the Investors shall purchase, $2,500,000 of Common Stock at the applicable Purchase Price and Warrants to purchase 15% Warrant Shares having an initial exercise price equal to 110% of the applicable Purchase Price on the Initial Closing Date. In connection with the purchase and sale of these Initial Shares, the

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                      Company shall issue to the Investors at the Initial
                      Closing an equal number of Repricing Rights.

               (ii) On the Second Closing Date, if any, the Company shall sell, and the Investors shall purchase, $1,000,000 of Common Stock at the applicable Purchase Price and Warrants to purchase 15% Warrant Shares having an initial exercise price equal to 110% of the applicable Purchase Price on the Second Closing Date. In connection with the purchase and sale of these Second Tranche Shares, the Company shall issue to the Investors an equal number of Second Tranche Repricing Rights.

               (iii) On the Third Closing Date, if any, the Company shall sell, and the Investors shall purchase, $1,000,000 of Common Stock at the applicable Purchase Price and Warrants to purchase 15% Warrant Shares having an initial exercise price equal to 110% of the Applicable Purchase Price on the Third Closing Date. In connection with the purchase and sale of these Third Tranche Shares, the Company shall issue to the Investors an equal number of Third Tranche Repricing Rights.

        (b) Each Closing shall occur on the applicable Closing Date at the Escrow Agent's offices, at which time the Escrow Agent (x) shall release to the Investors the certificates representing the Securities to be issued on such Closing Date (and/or provide evidence satisfactory to the Investors of delivery of the Irrevocable Transfer Agent Instructions with respect to the Common Stock) and (y) shall release to the Company the Purchase Price in immediately available funds (after all fees have been paid as set forth in the Escrow Agreement to be paid on such Closing Date), pursuant to the terms of the Escrow Agreement.

        (c) Each Closing shall be subject to the parties' satisfaction of the conditions to Closing set forth below:

               (i) The obligation of the Company hereunder to issue and sell the Securities to each Investor at such Closing is subject to the satisfaction, at or before such Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

                    (A) The Investors shall have executed each of the Transaction Documents to be executed by them and delivered the same to the Company.

                    (B) The Escrow Agent shall have delivered to the Company the Purchase Price for the Securities being purchased by the Investors at the Closing by wire transfer of immediately available funds pursuant to the written wire instructions provided by the Company.

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                    (C)  The representations and warranties of the Investors
                    shall be true and correct as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investors shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Closing Date.

               (ii) The obligation of each Investor hereunder to purchase the Securities at each Closing is subject to the satisfaction, at or before the Closing Date thereof, of each of the following conditions, provided that these conditions are for each Investor's sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

                    (A) The Company and each other Investor shall have executed each of the Transaction Documents to be executed by it and delivered the same to such Investor.

                    (B) The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been suspended by the Principal Market or the SEC at any time beginning on the date hereof and through and including such Closing Date, and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock.

                    (C) The representations and warranties of the Company shall be true and correct as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Closing Date. Such Investor shall have received a certificate, executed by the Company's Chief Executive Officer, dated as of such Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 4.3 below.

                    (D) Such Investor shall have received the opinion of the Company's counsel dated as of such Closing Date, in form, scope and substance reasonably satisfactory to such Investor and in substantially the form of Exhibit F attached hereto.

                    (E) The Company shall have executed and delivered (or shall have caused the Escrow Agent to deliver or shall have provided to the Transfer Agent the Irrevocable Transfer Agent Instructions, in form satisfactory to the Investors, to deliver) to such Investor the stock certificates (in such denominations as such Investor shall request) representing the Common Stock being purchased by such Investor at such Closing.

                    (F) The Company shall have executed and delivered (or shall have caused the Escrow Agent to deliver) to such Investor the Warrants (in such denominations as such Investor shall request) being purchased by such Investor at such Closing.

                    (G) The Board of Directors of the Company shall have adopted resolutions consistent with Section 4.2 below and in a form reasonably acceptable to such Investor (the "RESOLUTIONS").

                    (H) As of such Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the issuance of the shares of Common Stock issuable in connection with this Agreement, a number of shares of Common Stock equal to at least 200% of the number of (x) Common Shares issuable at such Closing Date and (y) Warrant Shares issuable upon exercise of the Warrants to be outstanding on such Closing Date (assuming all such Warrants were fully exercisable on such date regardless of any limitation on the timing or amount of such exercises).

                    (I) The Company shall have delivered the Irrevocable Transfer Agent Instructions to its transfer agent, and such Transfer Agent shall have acknowledged receipt thereof in writing.

                    (J) The Company shall have delivered to such Investor a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten (10) days of the Closing Date.

                    (K) The Company shall have delivered to such Investor a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

                    (L) The Company shall have delivered to such Investor a certificate, executed by the Company's Secretary dated the Closing Date, as to (i) the Resolutions described in Section 4.2, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect on the Closing Date.

                    (M) The Company shall have delivered to such Investor such other documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

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                    (N)  In the event approval by the Company's shareholders is or becomes required with respect to the transactions contemplated hereby (as determined in the sole discretion of the Investors), upon request of the Investors, the Company shall have delivered to such Investors the written agreements of each officer and director of the Company addressed to the Investors, to vote all shares of Common Stock over which they have voting control in favor of a shareholder proposal permitting the consummation of all of the transactions contemplated by this Agreement.

                    (O) Each other Investor shall have purchased its pro rata share of the Securities to be purchased by it at such Closing.

                    (P) Such Investor shall have received a certificate, executed by the Company's Chief Executive Officer, dated as of the Second Closing Date or the Third Closing Date, as the case may be, to the effect that since the Initial Closing Date, (i) no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in any SEC Documents filed at least five (5) days prior to the Second Closing Date or the Third Closing Date, as the case may be, and available on EDGAR, and (ii) the Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to 11 U.S.C. Sections 101 et seq. (the "BANKRUPTCY CODE" or any similar state bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to an initiate involuntary proceeding under the Bankruptcy Code or any such state law.

        (d) On the Second Closing Date and the Third Closing Date, each Investor shall deliver to the Escrow Agent immediately available funds in its proportionate amount of the Purchase Price to be paid on such Closing Date as set forth on the signature pages hereto, and the Company shall deliver to the Escrow Agent certificates representing the Securities to be delivered on such Closing Date.

        (e) In addition to the conditions to Closing set forth in Section 2.1(c) above, each Investor's obligation hereunder to purchase the Securities to be purchased by it on the Second Closing Date and on the Third Closing Date shall be subject to the satisfaction, on or before such Closing Date, of each of the following additional conditions, provided that these conditions are for the Investor's sole benefit and may be waived by it at any time in its sole discretion by providing the Company with prior written notice thereof:

               (i) the Registration Statement shall be effective on such Closing Date;

               (ii) if requested by the Investors, the Company shall have received stockholder approval of the Company's issuance of all of the Securities in excess of any limitation or cap imposed by the Principal Market, if and to the extent required, as contemplated by Section 6.15;

               (iii) each of the Transaction Documents shall be and remain in full force and effect on and as of such Closing Date;

               (iv) average of the Closing bid prices of the Common Stock on the Principal Market for the period of ten (10) consecutive trading days ending on the trading day immediately preceding such Closing Date shall be not less than its Purchase Price on the Initial Closing Date; and

               (v) the average daily trading volume of the Company's Common Stock on the Principal Market for the forty (40) trading days immediately preceding such Closing Date shall be not less than the average daily trading volume for the forty (40) trading days immediately preceding the Initial Closing Date.

               (vi) anything to the contrary notwithstanding, in the event the Initial Closing does not occur by June 30, 2000, the Investors shall have no further obligation to purchase and the Company shall have no further obligation to sell the Securities and this Agreement shall be terminated (provided, however, the Company shall remain responsible for the payment of all expenses including legal fees).

Section 2.2    Repricing Rights.

        (a) Repricing Rights. Subject to the provisions of Sections 2.2(g) and 2.2(h) below, at any time or times after the sooner of the Effective Date or the date 120 days following the Initial Closing Date, the Investor shall be entitled to exercise any whole number of Repricing Rights for fully paid and nonassessable Repricing Shares in accordance with Section 2.2(c), at the Repricing Rate. The Company shall not issue any fraction of a share of Common Stock upon any exercise of Repricing Rights. All Repricing Shares (including fractions thereof) issuable upon exercise of more than one Repricing Right by a holder thereof shall be aggregated for purposes of determining whether the exercise would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, such fraction of a share of Common Stock shall be rounded up or down to the nearest whole share.

        (b) Escrow.  [deleted]

        (c) Mechanics of Exercise of Repricing Rights. The Investor may exercise such Repricing Rights at any time on or after the sooner of the Effective Date or the date 120 days following the Initial Closing Date (and before the termination date set forth in Section 2.2(h) hereof) in accordance with the following terms:

               (1) To exercise Repricing Rights for full shares of Common Stock representing Repricing Shares on any Exercise Date, the Investor shall transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m. Eastern Time, on such date, a copy of a fully executed Exercise Notice in the form attached hereto as Exhibit B to the Company. The Exercise

Notice must include a representation from the Investor that within the past ten
(10) trading days the Investor has sold or otherwise disposed of for value the corresponding number of Common Shares to which the Repricing Rights being exercised relate (provided; however, that no such representation shall be required as a condition to exercise if the Investor is prevented from effecting any resales of the Common Shares because of a suspension or blackout period with respect to the Registration Statement or otherwise as a result of a default by the Company).

               The Investor shall, within five (5) business days of being given written request therefor by the Company, provide the Company with a copy of each trading ticket, certified as true and correct by the executing broker-dealer (or other satisfactory written verification) substantiating any Sale Date referenced in an Exercise Notice; provided, however, such written request from the Company must be made within 30 calendar days of the Exercise Date.

               (2) Upon receipt by the Company of an executed Exercise Notice, the Company shall, within three trading days following the Exercise Date, (A) issue and deliver to the address specified in the Exercise Notice, a certificate, registered in the name of the Investor or its designee, for the number of Repricing Shares to which the holder shall be entitled, or (B) credit such aggregate number of Repricing Shares to the Investor's or its designee's account with the Depository Trust Company as specified in the Exercise Notice. The certificates for any Repricing Shares issued to the Investor prior to the Effective Date shall bear the restrictive legend specified in Section 9.1. On and after the Effective Date all Repricing Shares issued to or upon the order of the Investor shall not bear any restrictive legends or be subject to any stop-transfer restrictions.

        (d) Record Holder. The Person or Persons entitled to receive the Repricing Shares issuable upon an exercise of Repricing Rights shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Exercise Date.

        (e) Duty to Deliver Repricing Shares; Dispute Resolution. If the Investor shall have given an Exercise Notice as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock representing the Repricing Shares shall be absolute and unconditional, irrespective of any action or inaction by the Investor to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Investor, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Investor or any other Person of any obligation to the Company or any violation or alleged violation of law by the Investor or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Investor in connection with the issuance and delivery of Repricing Shares. The number of Repricing Shares to be issued in connection with a particular Exercise Date is, absent manifest error, conclusively the number of Repricing Shares stated in the applicable Exercise Notice. If in connection with a particular Exercise Date the Company determines that manifest error has been made by virtue of the computation of Repricing Shares or other information set forth in the applicable Exercise Notice, the Company shall have the right within one trading day after the Investor gives such Exercise Notice to notify the Investor of such error, which notice shall state the number of Repricing Shares in dispute, and, notwithstanding such notice from the Company, the Company shall issue to the Investor the number of Repricing Shares not in dispute as and when required by this Agreement. If the Company shall have notified the Investor of any such manifest error, and the Company and the Investor do not agree as to a resolution of such manifest error on or before the date of such notice by the Company of an error in such Exercise Notice, the Company shall on the date such notice is given submit the dispute to the Company's auditors for determination and shall instruct the auditors to resolve such dispute and to notify the Company and the Investor of their determination, which shall be binding on all parties, within two trading days after such dispute is submitted to the auditors. Immediately after receipt of timely notice of the auditors' determination (but in any event within three trading days after the applicable Exercise Notice is given to the Company), the Company shall issue to the Investor any additional Repricing Shares to which the Investor is entitled based on the determination of the auditors. If the auditors shall fail to notify the Company of their determination within four trading days after the applicable Exercise Notice is given to the Company, then the Company shall within four trading days after receipt of the applicable Exercise Notice, issue to the Investor any additional Repricing Shares to which the Investor is entitled based on the applicable Exercise Notice. Such immediate and prompt action shall be taken by all the parties in order to assure that there shall be full compliance with the Company's unqualified obligation that all Repricing Shares issuable upon each Exercise Date be issued and delivered by the due dates therefor as provided herein.

        (f) Company's Failure to Timely Deliver Repricing Shares. If within five trading days after the Company's receipt of the Exercise Notice (or such longer period specified in Section 2.2(e)) the Company shall for any reason fail to issue a certificate (which shall be free of all restrictive legends other than those required by Section 9.1) for the number of Repricing Shares to which the Investor is entitled or to credit the Investors or its designee's account with the Depository Trust Company for such number of Repricing Shares to which the Investor is entitled upon the Investor's exercise of the Repricing Rights, then in addition to all other available remedies which the Investor may pursue hereunder and under applicable law, the Company shall, on a weekly basis, pay as additional damages (and not as a penalty) to such Investor for each day after such third trading day that such shares are not timely delivered an amount equal to 0.2% of the product of (1) the sum of the number of Repricing Shares not issued to the Investor on a timely basis pursuant to Section 2.2(c)(2) and to which the Investor is entitled and (2) the Closing Price of the Common Stock on such third trading day. In addition, if in connection with such late delivery of Repricing Shares the Closing Price on the date of delivery is less than the Closing Price on such third trading day when such shares were due, then the Company shall be required to pay the Investor, within two trading days after such late delivery, an amount equal to the product of (A) the number of such Repricing Shares and (B) the difference between such respective Closing Prices.

        (g) Exercise Restrictions. In addition to the termination provisions set forth in Section 2.2(h), the right of the Investor to exercise such Repricing Rights pursuant to this Section 2.2 shall be limited as set forth below. Notwithstanding, anything to the contrary in this Agreement, in no event shall any Investor be entitled to exercise any Repricing Rights for shares of Common Stock that would cause (x) the number of shares of Common Stock beneficially owned by the Investor (other than shares of Common Stock deemed beneficially owned through the ownership of unexercised Repricing Rights and Warrants and the unexercised or unconverted portion of any instrument which contains limitations similar to those set forth in this sentence) plus (y) the number of shares of Common Stock issuable or deliverable upon the exercise of the number of Repricing Rights with respect to which the determination in this sentence is being made, would result in beneficial ownership by the Investor of more than 9.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13D-G thereunder, except as otherwise provided in clause (x) of the immediately preceding sentence. The provisions of this Section 2.2(g) may be waived by the holder of the Repricing Rights upon not less than 75 days' prior notice to the Company.

     (h)  Termination of Repricing Rights.  So long as:

          (A) the Company is in compliance with its obligations to the Investors under this Agreement, the Registration Rights Agreement and the other Transaction Documents (including following the cure of any prior breach or noncompliance);

          (B)  no Repurchase Event shall have occurred; and

          (C) the Registration Statement is effective and available for use by the selling stockholders named therein,

     then

          (A) 20% of the Total Repricing Rights (or such lesser remaining amount if more than 80% of the Total Repricing Rights have been exercised) shall terminate on the first trading day of each calendar month if for the immediately preceding calendar month
               (1) the Average Market Price on each trading day during such preceding month is greater than 125% of the Purchase Price at the Initial Closing and (2) the average daily trading volume for the Common Stock in such preceding month is greater than the average daily trading volume for the 30-day period prior to the Initial Closing Date;

          (B) any Repricing Rights left unexercised for a period of ten (10) trading days after the Sale Date of the Common Shares to which the Repricing Rights relate shall expire; and

          (C) any remaining Repricing Rights then unexercised shall expire eighteen (18) months after the Effective Date; provided, however, this expiration date shall be extended for a period of time equal to any delay in the Registration Statement going effective after the Scheduled Effective Date (except for delays caused primarily by the Investors) and for the length of any suspensions after the Effective Date.

     (i) Taxes. The Company shall pay any and all transfer taxes, which may be imposed with respect to the issuance and delivery of Repricing Shares upon the exercise of the Repricing Rights.

     (j) Company's Right to Repurchase in Lieu of Issuing Repricing Shares.

               (1) Commencing seven trading days after giving a Company Repurchase Notice to the Investors, the Company may elect to repurchase any or all Repricing Rights exercised during the Repurchase Period in lieu of issuing shares of Common Stock upon each such exercise. The Company shall repurchase each Repricing Right exercised by paying the Company Repurchase Price to the Investors for each such Repricing Right within three business days after the applicable Exercise Notice is given. The Company may cancel any Company Repurchase Notice effective upon at least two trading days' prior notice to the Investor. Any Exercise Notices submitted after the cancellation of a Company Repurchase Notice shall require the issuance of Repricing Shares in accordance with this Section 2.2.

               (2) If the Company fails to pay the Company Repurchase Price within 15 business days after it becomes due, the Investor may elect by giving notice thereof to the Company (A) to require the Company to issue Repricing Shares in lieu of such payment, (B) to cancel the applicable Exercise Notice and/or (C) to prohibit the Company from giving any Company Repurchase Notice in the future without the Investors' prior consent.

     (k) Investor's Assignment of Repricing Rights. An Investor can assign Repricing Rights only in connection with the simultaneous assignment to the same assignee of the corresponding shares of Common Stock to which the Repricing Rights relate. If an Investor intends to assign all or any portion of its Repricing Rights, then the Investor shall so notify the Company not less than ten trading days before any Exercise Date for such Repricing Rights. Each such notice of assignment by a Investor shall specify the name(s) of the assignee(s) and the number of Repricing Rights to be assigned thereto. Each such notice shall be executed by the assignee(s). From and after the giving of such notice by such Investor, the Investor shall be deemed for all purposes to have assigned to such assignee(s) the rights under this Agreement with respect to the acquisition of the number of Repricing Rights covered by such notice, and such assignee(s) shall be deemed a party to this Agreement with respect to the acquisition of such number of Repricing Rights upon the terms and subject to the conditions of this Agreement, and all applicable references herein to the "Investor" shall include such assignee(s),

Section 2.3. Liquidated Damages. The parties hereto acknowledge and agree that the sums payable pursuant to this Agreement and the Registration Rights Agreement shall constitute liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investors in connection with the failure by the Company to timely effect the registration of the Registrable Securities or otherwise perform hereunder and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

Section 2.4 Repurchase at Option of the Investors.

     (a) Repurchase Right. If a Repurchase Event occurs, then, in addition to any other right or remedy of the Investors, the Investors shall have the right, at the Investors' option, to require the Company to repurchase all of the Investors' Common Shares, Warrant Shares and Repricing Rights owned by the Investor (which for purposes of this Section 2.5 include any Repricing Shares due to the Investor which have not been delivered to the Investor), or any portion thereof, on the date that is three business days after the date the Investor gives the Company a Repurchase Notice with respect to such Repurchase Event at any time while any of the Investors' Common Shares, Warrant Shares or Repricing Rights are outstanding, at a price equal to the greater of (a) 125% of the applicable Purchase Price or (b) the Repurchase Price for (i) each Common Share or Warrant Share being repurchased and (ii) each Repricing Share which would otherwise be issuable upon exercise on the Repurchase Date of the Repricing Rights being repurchased.

     (b) Notices; Method of Exercising Optional Repurchase Rights, Etc. (1) On or before the fifth business day after the occurrence of a Repurchase Event, the Company shall give to the Investors a notice of the occurrence of such Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such notice from the Company shall set forth:

          (i) the date by which the optional repurchase right must be exercised, and

          (ii) a description of the procedure (set forth below) which the Investors must follow to exercise the Investors' optional repurchase right.

No failure of the Company to give such notice or defect therein shall limit the right of the Investors to exercise the optional repurchase right or affect the validity of the proceedings for the repurchase of the Investor's Common Shares, Warrant Shares and Repricing Rights.

          (2) To exercise its optional repurchase right, the Investor shall deliver to the Company on or before the 30th day after the notice required by
Section 2.5(b)(1) is given to the Investor (or if no such notice has been given by the Company to the Investors, within 40 days after the Investors first learn of such Repurchase Event) a Repurchase Notice to the Company. A Repurchase Notice may be revoked by the Investors giving such Repurchase Notice by giving notice of such revocation to the Company at any time prior to the time the Company pays the Repurchase Price to the Investors.

          (3) If the Investors shall have given a Repurchase Notice, on the date which is three business days after the date such Repurchase Notice is given (or such later date as the Investors surrender the Investors' certificates for the Securities repurchased) the Company shall make payment in immediately available funds of the applicable Repurchase Price for each share being repurchased and each Repricing Share which would otherwise be issuable upon exercise of each Repricing Right being repurchased to such account as specified by the Investors in writing to the Company at least one business day prior to the applicable Repurchase Date.

     (c) Other. (1) In connection with a repurchase pursuant to this Section 2.5 of less than all of the shares evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Company, the Company shall issue and deliver to the Investor a replacement certificate for the Shares evidenced by such certificate which have not been repurchased.

          (2) A Repurchase Notice given by the Investors shall be deemed for all purposes to be in proper form unless the Company notifies the Investor in writing within three business days after such Repurchase Notice has been given (which notice shall specify all defects in such Repurchase Notice), and any Repurchase Notice containing any such defect shall nonetheless be effective on the date given if the Investors promptly undertake to correct all such defects. No such claim of error shall limit or delay performance of the Company's obligation to repurchase all Common Shares, Warrant Shares and Repricing Rights not in dispute whether or not the Investors make such undertaking.

Section 2.5    Rights of Investors Upon Dilutive Issuances.

     (a) Required Adjustments. Subject to the exclusions contained in Section 2.5(f) below, if during the period ending on the later of (i) twenty-one (21) months following the Closing Date and (ii) eighteen (18) months following the Effective Date (the "MFN PERIOD"), the Company sells any shares of its Common Stock in a capital raising transaction at a Per Share Selling Price lower than the applicable Purchase Price per share set forth in Section 2.1 hereof, then both (A) the Purchase Price per share of the Common Shares sold to the Investors hereunder and then owned by them or their assignees who acquired such Common Shares in compliance with Article XI and (B) the Exercise Price of the Warrants then unexercised shall be adjusted downward to equal such lower Per Share Selling Price and Investors shall be entitled to receive the additional shares as provided by Section 2.5(c) and additional Warrants equal to 15% of the additional shares. The Company shall give to the Investors written notice of any such sale within 24 hours of the closing of any such sale. The Investors shall be entitled to additional shares only with respect to the number of Common Shares and Warrant Shares originally acquired and still then owned by such Investor on the date of adjustment as provided in Section 2.5(c).

     (b) Definitions.

          (i) For the purposes of this Section 2.5, the term "PER SHARE SELLING PRICE" shall include the amount actually paid by third parties for each share of Common Stock. In the event a fee in excess of 6% is paid by the Company in connection with such transaction, any such excess amount shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale in a capital raising transaction of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the excess fee amount, if any, as provided above). In case of any such security issued within the MFN Period in a "Variable Rate Transaction" or "MFN Transaction" (each as defined below), the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate

     Transaction, or the lowest adjustment price in the case of an MFN Transaction, each over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair market value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Investors.

          (ii) "VARIABLE RATE TRANSACTION" means a transaction in which the Company issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or (b) any securities of the Company issued or issuable pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the Securities Act.

          (iii) "MFN TRANSACTION" means a transaction in which the Company issues or sells any equity securities in a capital raising transaction or series of related transactions (the "NEW OFFERING") which grants to an investor (the "NEW INVESTOR") the right to receive additional shares based upon future equity raising transactions of the Company on terms more favorable than those granted to the New Investor in the New Offering.

     (c) Adjustment Mechanism. If an adjustment of the Purchase Price is required pursuant to Section 2.5(a), the Company shall deliver to the Investors within three (3) business days of the closing of the transaction giving rise to the adjustment (the "DELIVERY DATE") each Investor's pro rata share of such number of additional shares of Common Stock equal to (i) to the aggregate Purchase Price paid by such Investor divided by the adjusted per share purchase price as required under Section 2.5(a), minus (ii) the total number of shares of Common Stock previously delivered to that Investor hereunder which are being used as the basis for this adjustment; provided, however, that the Company shall effect such adjustment in cash, in whole or in part, to the extent required by
Section 2.5(d). In the event the Company fails to deliver the additional shares (or cash, as the case may be) within five (5) days of the Delivery Date, the Company shall be liable to the Investors for a penalty equal to 2% of the aggregate Purchase Price adjustment per month (in each instance to such Investor pro rata in accordance with its participation in this offering), payable in Common Stock or cash, at each Investor's election.

     (d) Limitation on Number of Shares. No Investor shall be required to accept, by way of any such adjustment a number of shares of the Company such that the total number of such shares held by an Investor as of the date of such adjustment would exceed 9.9% of the total outstanding Common Stock of the Company. The Company shall effect the adjustment required by this Section 2.5 by cash refund (in an amount equal to the aggregate Market Price of the excess shares) to the extent necessary to avoid causing the aforesaid limitation to be exceeded.

        (e) Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of Section 2.5 shall be applied in a fair, equitable and reasonable manner so as to give effect to the purposes hereof.

        (f) Exclusions. Section 2.5 and Section 6.17 shall not apply to (i) sales of shares of Common Stock by the Company upon conversion or exercise of any convertible securities, options or warrants outstanding prior to the date hereof pursuant to the terms of such securities, options or warrants on the date hereof; (ii) sales of shares of Common Stock by the Company pursuant to the provisions of any option plan in existence on the date hereof or a subsequently adopted and shareholder-approved employee option or similar plan; or (iii) up to a maximum of 300,000 shares of Common Stock that the Company may issue in settlement of the existing litigation matters as described in the Disclosure Schedule.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants to the Company that:

Section 3.1. Intent. Such Investor is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the Securities. Such Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold such Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2. Sophisticated Investor. Such Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and such Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Securities. Such Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Securities.

Section 3.3. Due Execution, Power and Authority. This Agreement and each of the Transaction Documents that is required to be executed by such Investor has been duly authorized and validly executed and delivered by such Investor and is a valid and binding agreement of such Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Investor has the requisite power and authority to enter into the Agreement, to purchase the Securities and perform its obligations under the terms of the Agreement.

Section 3.4. Not an Affiliate. Such Investor is not an officer, director or "AFFILIATE" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.5. Disclosure; Access to Information. Such Investor has received all documents, records, books and other publicly available information pertaining to such Investor's investment in the Company as such Investor has requested. Such Investor acknowledges that the Company is subject to the periodic reporting requirements of the Exchange Act, and such Investor has reviewed copies of all SEC Documents deemed relevant by such Investor.

Section 3.6. Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Investors that, except as set forth on the Disclosure Schedule prepared by the Company and attached hereto:

Section 4.1. Organization of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now being conducted and as presently proposed to be conducted. The Company's Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdictions in which they are incorporated and have the requisite corporate power and authority to own and operate their properties and assets and to carry on their business as now being conducted. The Company does not have any Subsidiaries and does not own more that fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company and each of its Subsidiaries is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2. Authority. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities pursuant to their respective terms; (ii) the execution, issuance and delivery of the Transaction Documents, the Common Stock certificates, the Repricing Shares and the Warrants by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) the Transaction Documents, when executed and delivered by the Company and the parties hereto, shall constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of Common Shares and for the exercise of the Repricing Rights and the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Securities. The Company further acknowledges that its obligation to issue Common Stock under this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under the Bankruptcy Code.

Section 4.3. Capitalization. The authorized capital stock of the Company immediately prior to the Initial Closing will consist of 50,000,000 shares of Common Stock, $0.001 par value per share, of which 30,811,938 shares were issued and outstanding as of June 1, 2000. The Company has no authorized or outstanding shares of preferred stock or other equity securities except as disclosed herein. Except for (i) outstanding options and warrants as set forth in the SEC Documents, (ii) 60,000 stock options awarded under the Company's 1996 ITI Stock Option Plan after April 30, 2000 and (iii) as set forth in the Disclosure Schedule, there are no outstanding Capital Shares Equivalents nor any agreements or understandings pursuant to which any Capital Shares Equivalents may become outstanding. The Company is not a party to any agreement granting preemptive, registration or anti-dilution rights to any person with respect to any of its equity or debt securities. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

Section 4.4. Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, the Principal Market. As of the date hereof, the Principal Market is the OTC Bulletin Board, and except as set forth in the SEC Documents, the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such posting or listing.

Section 4.5. SEC Documents. The Company has delivered to the Investors true and complete copies of the SEC Documents. The Company has not provided the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder, and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which were not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or were not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements. No other information provided by or on behalf of the Company to the Investors that is not included in the SEC Documents, including, without limitation, information referred to in Section 3.5 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

Section 4.6. Exemption from Registration; Valid Issuances. Subject to the accuracy of the Investors' representations in Article III, the Company's sale of the Common Shares, the Repricing Shares and its issuance of the Warrants under this Agreement does not, and the Company's issuance of the Common Stock, the Repricing Shares and the Warrant Shares on the exercise of the Warrants will not, require registration under the Securities Act and/or any applicable state securities law. When issued and paid for in accordance with this Agreement and the Warrants, the Common Shares, the Repricing Shares and the Warrant Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Securities pursuant to, nor the Company's performance of its obligations under, the Transaction Documents will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon any of the Securities or, except as contemplated herein, any of the assets of the Company, or (ii) be subject to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. None of the Securities will subject the Investors to personal liability to the Company or its creditors by reason of an Investor's possession thereof.

Section 4.7. No Directed Selling, General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (i) has engaged in or will engage in any directed selling efforts in violation of the requirements of Regulation S, (ii) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Securities, or (iii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Securities under the Securities Act.

Section 4.8. No Conflicts. The Company's execution, delivery and performance of the Transaction Documents, and the Company's consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Company's Certificate of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not otherwise in violation of any term of or in default under its Certificate of Incorporation, or its By-laws, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The Company's business is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not result in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required by the Securities Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory organization, in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Except as described in Section 4.8 of the Disclosure Schedule, the Company is not in violation of the listing or posting requirements of the Principal Market as in effect on the date hereof and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

Section 4.9. No Material Adverse Change. Since January 31, 2000, there has not been:

        (a) any Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in any SEC Documents filed at least five (5) days prior to the date hereof and available on EDGAR;

        (b) any steps taken by the Company, and the Company does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy;

        (c) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is currently proposed to be conducted);

        (d) any amendments or changes in the Certificate of Incorporation or Bylaws of the Company;

        (e) any waiver or compromise by the Company of a valuable right or of a material debt owed to the Company;

        (f) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is currently proposed to be conducted);

        (g) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

        (h) any declaration or payment of any dividend or other distribution of the assets of the Company;

        (i) any increase in or modification of the compensation or benefits payable by the Company to any of its directors or employees, except in the ordinary course of business consistent with past practice;

        (j) any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any employee of the Company;

        (k) any incurrence, assumption or guarantee by the Company of any debt for borrowed money; issuance or sale of any securities convertible into or exchangeable for debt securities of the Company; or issuance or sale of options or other rights to acquire from the Company, directly or indirectly, debt securities of the Company, or any securities convertible into or exchangeable for any such debt securities;

        (l) any making of any loan, advance or capital contribution to any person other than travel loans or advances made in the ordinary course of business and not in excess of $20,000; or

        (m) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company;

Section 4.10. No Undisclosed Events, Liabilities, Developments, or Circumstances. No event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

Section 4.11. No Integrated Offering. The Company has not, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of Securities to be integrated with prior offerings of securities by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market; nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

Section 4.12. Litigation and Other Proceedings. Except as disclosed in the SEC Documents, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary or any of their officers or directors in their capacities as such, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect. There is no action, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

Section 4.13. No Misleading or Untrue Communication. Neither Company nor any person representing the Company, or any other person selling or offering to sell the Securities in connection with the transaction contemplated by this Agreement, has made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Section 4.14. Material Non-Public Information. The Company has not disclosed to the Investors any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof, but which has not been so disclosed.

Section 4.15. Insurance. The Company and each subsidiary maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

Section 4.16. Tax Matters. The Company has accurately prepared and timely filed all United States income tax returns and all state and municipal tax returns that are required to be filed by it, if any, and has paid or made provision for the payment of all taxes, if any, that have become due pursuant to such returns. No deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending and there is no liability as of the date hereof for any tax for which there is not an adequate reserve reflected in the Company's publicly filed financial statements. All federal, state, local and foreign franchise, sales, use, occupancy, excise, withholding and other taxes and assessments (including interest and penalties) payable by, or due from, the Company have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Company, except where the failure to provide for or pay such taxes and assessments would not have a Material Adverse Effect on the Company. No examination of any tax return of the Company is currently in progress, except where such examinations would not have a Material Adverse Effect on the Company. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company.

Section 4.17. Property. Neither the Company nor any of its Subsidiaries owns any real property. Each of the Company and its Subsidiaries has good and marketable title to all personal property that it owns, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company's knowledge, any real property, mineral or water rights, and buildings that the Company holds under lease as a tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property, mineral or water rights, and buildings by the Company and its Subsidiaries.

Section 4.18. Intellectual Property Rights. The Company has sufficient title and ownership of or is licensed under all patents, patent applications, trademarks, service marks, trade names, copyrights, and all registrations and applications for registration of any of the foregoing, and all trade secrets, information, inventions, computer programs owned or licensed by the Company, documentation, proprietary rights and processes (collectively, "Intellectual Property") necessary for its business as now conducted and as currently proposed to be conducted without any conflict with and without infringement of the rights of others. There are no outstanding options, licenses or agreements relating to the foregoing nor is the Company bound by or a party to any options, licenses or agreements with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any other person or entity. The Company has not received any communications alleging that it has violated or, by conducting its businesses as currently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Except as disclosed on the Disclosure Schedule, the Company does not believe it is or will be necessary to use any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company (unless made prior to employment as an independent contractor to the Company).

Section 4.19   Proprietary Information; Noncompetition Covenants.

                         (a) The Company has done nothing to compromise the
secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data required to conduct its business as now conducted or as proposed to be conducted. The Company has taken in the past and will take in the future reasonable security measures to protect the secrecy, confidentiality and value of all its trade secrets, know-how, inventions, prototypes, designs, processes, and technical data important to the conduct of its business.

                         (b) Each current employee of the Company has executed a
nondisclosure and assignment of inventions agreement at least as restrictive as the form attached hereto as Exhibit G. Each consultant to the Company has executed a confidentiality and assignment agreement restricting the disclosure of proprietary information of the Company and assigning to the Company all inventions made by such consultant in the course of consulting for the Company. The Company is not aware that any of the employees, officers or consultants of the Company, past or present, is in violation of such agreements, and the Company will use its best efforts to prevent any such violation.

               4.20.     Company Software.

                         (a) The Disclosure Schedule sets forth a true and
complete list of all software used in connection with the business of the Company other than off-the-shelf software acquired for less than $10,000 per application (the "Company Software"). The Company has all technical and descriptive materials for the Company Software as is necessary to run its business in accordance with its historical practices, except as would not have a material adverse effect on the Company.

                         (b) The use of the Company Software does not breach any
terms of any contract or agreement. The Company either owns or has been granted under license agreements relating to the Company Software (the "Company License Agreements") valid and subsisting rights with respect to all software comprising the Company Software and such rights may be exercised anywhere in the world. The Company is in compliance with each of the terms and conditions of each of the Company License Agreements except to the extent failure to so comply, individually or in the aggregate, would not have a material adverse effect on the Company. In the case of any commercially available "shrink-wrap" software programs (such as Lotus 1-2-3 or Microsoft Word), the Company has not made and is not using any unauthorized copies of any such software programs and, to the knowledge of the Company, none of the employees, agents or representatives of the Company have made or are using any such unauthorized copies in the conduct of the Company's business, except as would not have a material adverse effect on the Company.

                         (c) The Company Software and the related computer
hardware used by the Company in its operations (the "Company Hardware") are adequate in all material respects, when taken together with the other assets, resources and personnel of the Company, to run the business of the Company in the same manner as such business has operated since inception. The Disclosure Schedule contains a summary description of any unusual problems experienced by the

Company in the past twelve months with respect to the Company Software or Company Hardware that would result in an adverse effect on the Company.

Section 4.21. Internal Controls and Procedures. The Company maintains books and records and internal accounting controls that provide reasonable assurance that
(i) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are executed with management's authorization;
(ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP.

Section 4.22. Payments and Contributions. Neither the Company, nor any Subsidiary, nor any of their directors, officers or, to the Company's knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

Section 4.23. Acknowledgment Regarding Investors' Purchase of the Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of arm's-length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Investors or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Investor's purchase of the Securities. The Company further represents to each Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

Section 4.24. Employees. To the best of the Company's knowledge, no employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with such employee's obligation to use his best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as currently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. To the best of the Company's knowledge, no employee or consultant of the Company is in violation of any term of any employment contract, proprietary information and inventions agreement, noncompetition agreement or any other contract or agreement relating to the relationship of any such employee or consultant with the Company or any previous employer. To the best of the Company's knowledge, no officer of the Company nor any Key Employee (as hereinafter defined) of the Company, the termination of whose employment, either individually or in the aggregate, would have a materially adverse effect on the Company, has any intention of terminating his or her employment with the Company. The Company has no collective bargaining agreements with any of its employees and to the best of the Company's knowledge there is no labor-union-organizing activity pending or threatened with respect to the Company. For purposes of this Agreement, "Key Employee" means and includes each officer of the Company and each employee who contributes to the invention, design or authorship of the Company's Intellectual Property.

Section 4.25. Environmental Matters.

                         (a) The Company has duly complied with, and, to the
best knowledge of the Company, all the real estate leased by it either currently or in the past (hereinafter referred to collectively as the "Premises") are in compliance in all material respects with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder.

                         (b) The Company has been issued, and will maintain, all
federal, state and local permits, licenses, certificates and approvals known to the Company to be required relating to (i) air emissions, (ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or (vi) other environmental, health and safety matters.

                         (c) The Company has not received notice of, nor does
the Company know of any facts that might constitute, any violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, that relate to the use, ownership or occupancy of any of the Premises, and the Company is not in violation of any covenants, conditions, easements, rights-of-way or restrictions affecting any of the Premises or any rights appurtenant thereto.

                         (d) Except in accordance with a valid governmental
permit, license, certificate or approval, the Company has not caused any emission, spill, release or discharge into or upon (i) the air, (ii) soils or any improvements located thereon, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing any of the Premises, of any toxic or hazardous substances or wastes at or from any of the Premises.

                         (e) There has been no complaint, order, directive
(other than directives applicable to the general public), claim, citation or notice by any governmental authority or any other person or entity with respect to (i) air emissions, (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing any of the Premises, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes or (vi) other environmental, health or safety matters affecting the Company, any of the Premises or any improvements located thereon, or the businesses thereon conducted.

Section 4.26. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such items would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.27. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement that in the reasonable judgment of the Company's officers has or is expected to have a Material Adverse Effect.

Section 4.28. Certain Transactions. Except as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof and except for arm's-length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the Disclosure Schedule, none of the officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.29. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the laws of the state of its incorporation which is or could become applicable to the Investors as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Investor's ownership of the Securities.

Section 4.30. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as set forth in the Transaction Documents.

Section 4.31. No Misrepresentation. The representations and warranties of the Company contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Company to the Investors pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.32 Registration Rights. Except as provided in the Registration Rights Agreement, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

Section 4.33 Finders' Fees. Except as disclosed in the Disclosure Schedule, the Company (a) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement. The Company hereby agrees to indemnify and to hold the Investors harmless of and from any liability for any commission or compensation in the nature of a finder's fee (including any fee listed on the Disclosure Schedule) to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its employees or representatives is responsible.

Section 4.34 Absence of Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change of control of the Company.

                                    ARTICLE V

                           COVENANTS OF THE INVESTORS

        Each Investor, severally and not jointly, covenants as follows.

Section 5.1 Best Efforts. Each Investor shall use its best efforts to timely satisfy each of the conditions to be established by it as provided in Article II of this Agreement.

Section 5.2 Regulation S Compliance. Each Investor agrees that any hedging transactions with respect to the Common Stock will only be conducted in compliance with Regulation S. Each investor certifies that it is not a U.S. Person (as defined for purposes of Regulation S) and is not acquiring the Securities for the account or benefit of a U.S. Person. The Investors understand and acknowledge that the Company may refuse to register the transfer of any Securities unless made in accordance with the registration or exemption provisions of the Securities Act.

Section 5.3 Restrictions on Short-Selling. Until the date on which the Investor no longer owns any unexercised Repricing Rights, each Investor, severally and not jointly, covenants with the Company that it will not, directly or indirectly through any affiliate, sell short any shares of Common Stock, except during the period of ten (10) trading days immediately preceding any Exercise Date with respect the exercise of Repricing Rights.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

Section 6.1. Best Efforts. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Article II of this Agreement.

Section 6.2. Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect, and the Company shall comply with the terms thereof.

Section 6.3. Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Common Shares, the Repricing Shares and the Warrant Shares in an amount not less than 200% of the number of shares of Common Stock needed to provide for the issuance of the Common Shares, the Repricing Shares and the Warrant Shares, as may be adjusted from time to time. The Company further agrees at if at any time 200% of the number of shares of Common Stock issuable under the Agreement would cause the Company to be obligated to issue a number of shares of Common Stock in excess of its authorized capital (after taking into account all other Capital Shares Equivalents then existing), it shall promptly commence and effect all necessary corporate and shareholder action necessary to increase its authorized capital so as to eliminate the aforesaid condition.

Section 6.4. Listing of Common Stock. The Company shall maintain the listing of the Common Stock on a Principal Market and, as soon as required by the rules of the Principal Market and any other national securities exchange or automated quotation system, if any, upon which shares of Common Stock are listed, shall list the Common Shares, the Repricing Shares and the Warrant Shares on the Principal Market and each such other exchange or system. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Common Shares, the Repricing Shares and the Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Investors to cause the Common Shares, the Repricing Shares and Warrant Shares to be listed on such other Principal Market as promptly as possible. The Company will take all action necessary to continue the listing and trading of its Common Stock on a Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investors with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three
(3) trading days of the Company's receipt thereof, until the Investors have disposed of all of their Registrable Securities. The Company agrees to apply for listing on the Nasdaq National Market and/or the Nasdaq SmallCap Market as soon as practicable following the Company's eligibility for listing thereon.

Section 6.5. Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act until the Investors have disposed of all of their Registrable Securities.

Section 6.6. Legends. The certificates evidencing the Registrable Securities shall be free of legends, except as set forth in Article IX.

Section 6.7. Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue its corporate existence. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other Transaction Documents.

Section 6.8. Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investors such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement.

Section 6.9. Issuance of Common Shares, Repricing Shares and the Warrant Shares. The sale of the Common Shares, the Repricing Shares and the Warrants and the issuance of the Warrant Shares pursuant to exercise of the Warrants shall be made in accordance with the provisions and requirements of Regulation S (or if that exemption shall fail for any reason, then in accordance with Section 4(2),
Section 4(6) or Regulation D). The Company shall take such actions as necessary to qualify the sales made hereunder to the Investors under Regulation S. If requested by the Investors, the Company shall file a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to each Investor promptly after such filing.

Section 6.10. Limitation on Future Financing. The Company agrees that it will not sell or enter into any agreement to sell any of its securities or incur any indebtedness outside the ordinary course of business until six (6) months after the last Closing Date, except for any sales (i) pursuant to any presently existing employee benefit plan which plan has been approved by the Company's stockholders, (ii) pursuant to any compensatory plan for a full-time employee or key consultant, (iii) with the prior approval of holders of a majority of the Common Shares then outstanding, which will not be unreasonably withheld, in connection with a strategic partnership or other business transaction, the principal purpose of which is not financing the Company's business operations; or (iv) of Common Stock resulting in gross proceeds to the Company of not less than $5 million at a fixed price per share not less than the per share Purchase Price at the Initial Closing (as adjusted for any stock splits, dividends or similar events). The limitations of this Section 6.10 shall terminate at such time as the Investors' obligations to purchase Securities in the Second and Third Closings are terminated.

Section 6.11. Pro-Rata Redemption. The Company agrees that if it shall repurchase any of the Common Shares or Repricing Shares, that it shall make such redemption pro-rata among all Investors in proportion their respective initial purchases of such shares pursuant to this Agreement.

Section 6.12. Relief in Bankruptcy. The Company shall not seek judicial relief from its obligations hereunder except pursuant to the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the exercise of Repricing Rights and the Warrants. The Company agrees, without cost or expense to the Investors, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C.
Section 362.

Section 6.13. Use of Proceeds. The Company will use the proceeds from the sale of the Securities for substantially the same purposes and in substantially the same amounts as indicated in the Disclosure Schedule.

Section 6.14. Financial Information. Until all Registrable Securities have either been sold or may be sold without registration under the Securities Act, the Company shall send the following to each holder of Registrable Securities:
(i) within five (5) days after the filing thereof with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any registration statements or amendments (other than on Form S-8) filed pursuant to the Securities Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

Section 6.15 Proxy Statement. If required either now or later by the rules and regulations of the Principal Market or otherwise, upon the request of the Investors, the Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which shall be not later than 90 days from the date of such request (the "STOCKHOLDER MEETING DEADLINE"), a proxy statement, which has been previously reviewed by the Investors and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Common Shares, the Repricing Shares and Warrant Shares in excess of any limitation or cap imposed by the Principal Market or otherwise, and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. If the Company fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline (unless such failure is the result solely of the actions of the Investors), then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Common Shares an amount in cash per share equal to 2.5% of the Purchase Price applicable to such share per month until the stockholder meeting is held (pro rated for partial months). The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the holding of the meeting of the Company's stockholders and (II) the last day of each 30-day period beginning on the day after the Stockholder Meeting Deadline. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 2.5% per month (pro rated for partial months) until paid in full.

Section 6.16. Transactions With Affiliates. So long as (i) any Repricing Rights are exercisable for additional shares or there are Warrants outstanding or (ii) any Investor owns Common Shares and/or Warrant Shares with a market value equal to or greater than $500,000, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each, a "RELATED PARTY"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "AFFILIATE" for purposes of this Section means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

Section 6.17. Right of First Refusal. Subject to Section 6.10, The Company shall not sell any of its securities to Persons other than the Investors during the period commencing on the date hereof and ending one year after the Initial Closing Date unless the Company shall first have satisfied its obligations under this Section 6.17.

        (a) If the Company receives a written offer from any Person or group of Persons other than the Investors to purchase any of the Company's securities, the Company shall give the Investors a written notice of such offer stating the type, terms, and purchase price of such securities and the other material terms and conditions of the sale of such securities and attaching a copy of any offer signed by the Person or Persons making such offer.

        (b) The Investors shall have the right to purchase all or any part of such securities on the same terms and conditions as are set forth in the Company's written notice. Each Investor may exercise its right to purchase such securities by giving a written notice of exercise to the Company within seven days after such Investor's receipt of the Company's notice. Each Investor shall have the right to purchase such securities pro rata in accordance with the number of Common Shares that it has purchased under this Agreement. Each Investor may also notify the Company that it will purchase its pro rata share of any such securities not purchased by the other Investors.

        (c) If the Investors shall not have exercised their rights to purchase all of such securities, then the Company shall have the right to sell all securities not subscribed by the Investors on the same terms and conditions as those set forth in the Company's notice. If the Company shall not have sold all such securities within 30 days after the expiration of the 7-day period in paragraph (b) above, then the Company shall not sell any such securities unless it first offers to sell such securities to the Investors in accordance with the procedures set forth in this Section 6.17.

Section 6.18 Suspension of Trading. In addition any other remedies which the Investors have under this Agreement and under applicable law, for each business day on which trading in the shares of Common Stock is suspended or prohibited on the Principal Market, the Company shall pay the Investors an amount equal to 0.2% of the product of (1) the number of Common Shares and Repricing Rights then held by the Investors and (2) the Closing Price of the Common Stock on the trading day prior to such suspension or prohibition. The cumulative amount of such amounts which have accrued shall be paid by the Company to the Investors every seven Business Days after the date of such suspension or prohibition.

Section 6.19 Consolidation, Merger, etc. In case of any consolidation or merger of the Company with any other corporation (other than a wholly-owned subsidiary of the Company) in which the Company is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall make appropriate provision or cause appropriate provision to be made so that each holder of Repricing Rights then outstanding shall have the right thereafter to receive Repricing Shares in the form of the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the rights of the holders of Repricing Rights to receive Repricing Shares on a basis as nearly as practical as such rights exist hereunder prior thereto. The Company shall not effect any such transaction unless the provisions of this Section 6.19 have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

Section 6.20 Selection of Auditors. So long as the Investors beneficially hold at least five percent (5%) of the Company's Common Stock (assuming exercise in full of the Warrants and exercise of the Repricing Rights), the Investors shall have the right to approve any change in the Company's auditors, including the engagement of a "Big-Five" accounting firm.

                                   ARTICLE VII

                            SURVIVAL; INDEMNIFICATION

Section 7.1. Survival. The representations, warranties and covenants made by each of the Company and each Investor in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

Section 7.2.   Indemnity.

        (a) The Company shall indemnify and hold harmless the Investors, their respective Affiliates and their respective officers, directors, partners and members (each an "Indemnified Party"), from and against any and all Damages, and shall reimburse the Indemnified Parties for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by such Indemnified Party and to the extent arising out of or in connection with:

               (i) any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant hereto or thereto; or

               (ii) any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant hereto or thereto; or

               (iii) any action instituted against the Investors, or any of them, by any stockholder of the Company who is not an affiliate of an Investor, with respect to any of the transactions contemplated by the Transaction Documents.

        (b) Each Investor, severally but not jointly, shall indemnify and hold harmless the Company, its Affiliates, directors and officers (each an "Indemnified Party"), from and against any and all Damages, and shall reimburse the Indemnified Parties for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by such Indemnified Party and to the extent arising out of or in connection with:

               (i) any misrepresentation, omission of fact or breach of any of such Investor's representations or warranties contained in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant hereto or thereto; or

               (ii) any failure by the Investor to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in any of the

                      Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant hereto or thereto.

Section 7.3. Notice. Promptly after receipt by an Indemnified Party seeking indemnification pursuant to Section 7.2 of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the other party hereto (the "Indemnifying Party") of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnified Party and the Indemnifying Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

Section 7.4. Direct Claims. In the event an Indemnified Party should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnifying Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in
Article X. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                                  ARTICLE VIII

         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

Section 8.1. Due Diligence Review. Subject to Section 8.2, the Company shall make available for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, Nasdaq or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such publicly available information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

Section 8.2.   Non-Disclosure of Non-Public Information.

        (a) The Company shall not disclose material non-public information to the Investors, advisors to or representatives of the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. Other than disclosure of any comment letters received from the SEC staff with respect to the Registration Statement, the Company may, as a condition to disclosing any non-public information hereunder, require the Investors' advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and the Investors.

        (b) Nothing herein shall require the Company to disclose material non-public information to the Investors or their advisors or representatives, and the Company represents that it does not disseminate material non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, promptly notify the advisors and representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information as set forth in Section 8.2(a)) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX

                      LEGENDS; TRANSFER AGENT INSTRUCTIONS

Section 9.1. Legends. Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legends or equivalent (the "LEGEND"):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

Section 9.2. Transfer Agent Instructions. Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and shall issue to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) Irrevocable Transfer Agent Instructions substantially in the form of Exhibit C hereto. Such Irrevocable Transfer Agent Instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be.

Section 9.3. No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or "stop transfer orders," "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX. After the Effective Date, upon request of the Investor the Company will substitute certificates without restrictive legend for certificates for any Common Shares, Repricing Shares or Warrant Shares issued prior to the Effective Date which bear restrictive legends and remove any stop-transfer restriction relating thereto promptly, but in no event later than three trading days after request for removal.

Section 9.4. Investors' Compliance. Nothing in this Article shall affect in any way each Investor's obligations to comply with all applicable securities laws upon resale of the Common Stock.

Section 9.5. Transfers without Registration. If an Investor provides the Company with an opinion of counsel, in generally acceptable form, that registration of a resale by such Investor of any Securities is not required under the Securities Act, the Company shall permit the transfer and, in the case of the Common Shares, the Repricing Shares or the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Investor and, if such opinion provides that such legends can be removed, without any restrictive legends.

Section 9.6. Injunctive Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article IX will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article IX, that the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                    ARTICLE X

                           CHOICE OF LAW; ARBITRATION

Section 10.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made in Delaware by persons domiciled in Delaware and without regard to its principles of conflicts of laws. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders.

Section 10.2. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration by the American Arbitration Association (the "AAA") in accordance with its Commercial Arbitration Rules. In the event of any conflict between those Rules and this Agreement, this Agreement will govern.

        Arbitration will be conducted by a panel of three (3) arbitrators (the "Panel"). Within fifteen (15) days after the commencement of arbitration, each party shall select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. The members of the Panel shall decide on one member to act as Chair. If the arbitrators selected by the parties are unable or fail to agree on a third arbitrator, the third arbitrator shall be selected by the American Arbitration Association.

        The place of arbitration shall be New York, New York. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware unless the matter at issue is the corporation law of the company's state of incorporation, in which event the corporation law of that jurisdiction shall govern that particular issue. Either party may, without waiving any remedy under this Agreement, seek from any Court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the Panel's determination of the merits of the controversy. If any such provisional relief is sought, the non-prevailing party shall pay the expenses of the prevailing party, including reasonable attorney's fees, in connection with that proceeding.

        Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the Chair of the Panel, which determination shall be conclusive. Document exchange shall be completed within forty-five (45) days following selection of the last member of the Panel. At the request of a party, the Panel, through its Chair, shall have the discretion to order examination by deposition of witnesses to the extent the Panel deems such discovery relevant and appropriate. Depositions shall be limited to a maximum of three per party and shall be held within thirty (30) days of authorization by the Panel. Additional depositions may be scheduled only with the permission of the Chair of the Panel for good cause shown. Each deposition shall be limited to one day's duration. All objections are reserved for the arbitration hearing except for objections based on privilege.

        The award of the arbitrators shall be accompanied by a written reasoned opinion, which, to the extent practical, shall be rendered no more than thirty
(30) calendar days following the close of the Panel's adjudicatory hearing on the issues submitted for arbitration. The decision of the Panel will be final, binding, conclusive and non-appealable. The decision of the Panel will be entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Panel (or the sole arbitrator selected, if there is no timely response by the responding party) is authorized and directed to enter a default judgment against a party who fails to take action or to participate in any proceeding hereunder within the time periods prescribed by this Agreement, and by the AAA Rules and/or the Panel.

        The Panel shall award to the prevailing party, as determined by the Panel, all that party's costs and expenses. "Costs and expenses" means all reasonable pre-award expenses of arbitration, including discovery and deposition expenses, witness fees, costs and expenses, and attorneys' fees. If the Panel is unable to determine which party is the "prevailing party," the Panel shall apportion the costs and expenses as it deems appropriate.

                                   ARTICLE XI

                                   ASSIGNMENT

Neither this Agreement nor any rights of the Investors or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any Securities; provided, however, each Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any Affiliate of the Investor, or to not more than a total of three (3) accredited investors, who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the terms of this Agreement.

                                   ARTICLE XII

                                     NOTICES

All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

If to the Company:                          Interactive Telesis Inc.
                                            535 Encinitas Boulevard, Suite 116
                                            Encinitas, California 92024
                                            Attn: Chief Executive Officer
                                            Tel: (760) 632-1700
                                            Fax: (760) 632-1790

with a copy to (shall not c  with a copy to:
(shall not constitute notice):

                                    Rushall & McGeever
                                    1903 Wright Place, Suite 250
                                    Carlsbad, California 92008
                                    Attn: Bruce Rushall, Esq.
                                    Tel: (760) 438-6855
                                    Fax: (760) 438-1790
if to the Investors:                As set forth on the signature pages hereto

with a copy to:                     Kevin A. Prakke, Esq.
(shall not constitute notice)       Wyrick Robbins Yates & Ponton LLP
                                    4101 Lake Boone Trail, Suite 300
                                    Raleigh, North Carolina 27607
                                    Telephone: (919) 781-4000
                                    Facsimile: (919) 781-4865

Either party hereto may from time to time change its address or facsimile number for notices under this Article XII by giving written notice of such changed address or facsimile number to the other party hereto as provided in this
Article XII.

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.1. Counterparts/ Facsimile/ Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by fewer than all of the parties and shall be deemed to be an original instrument that shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 13.2. Entire Agreement. This Agreement, the other Transaction Documents, which include, but are not limited to, the Warrants, the Registration Rights Agreement and the Irrevocable Transfer Agent Instructions set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 13.3. Severability. Any invalidity, illegality or limitation of the enforceability with respect to any one or more of the provisions of this Agreement, or any part thereof, shall in no way affect or impair the validity, legality or enforceability of any other provisions of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.4. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 13.5. Number and Gender. There may be one or more Investors parties to this Agreement, which Investors may be natural persons or entities. All references to plural Investors shall apply equally to a single Investor if there is only one Investor, and all references to an Investor as "it" shall apply equally to a natural person.

Section 13.6. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given trading day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written agreement of the Investors and the Company shall be required to employ any other reporting entity.

Section 13.7. Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing any Securities and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form to the Company (which shall not include the posting of any bond) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 13.8. Fees and Expenses. Each of the Company and the Investors agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, expenses and disbursements of Wyrick Robbins Yates & Ponton LLP, the Investors' counsel, and [Soberman, Isenbaum & Colomby LLP], the Investors' accountants, pursuant to the terms of the Escrow Agreement. The Company shall also reimburse the Investors for up to $5,000 of their due diligence related expenses with respect to the Company. The Company shall reimburse the Investors for any expenses and legal fees incurred enforcing its rights under the Agreement or in connection with any modification or waiver with respect thereto. The Company's obligations under this Section 13.8 shall arise and remain in force whether or not any closing occurs hereunder, unless such failure to close is solely the result of default by the Investors.

Section 13.9. Publicity. The Company agrees that it will not issue any press release or other public announcement of the transactions contemplated by this Agreement without the prior consent of the Investors, which shall not be unreasonably withheld nor delayed by more than two (2) trading days from their receipt of such proposed release. No release shall name the Investors without their express consent.

Section 13.10. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 13.11. Termination. If the Initial Closing shall not have occurred on or before fifteen (15) business days from the date hereof (or if the Second or Third Closings shall not have occurred on or before 120 and 150 days, respectively, from the date hereof ) due to the Company's or an Investor's failure to satisfy the conditions set forth in
Article II above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 13.11, the Company shall remain obligated to reimburse the non-breaching Investors for the expenses described in Section 13.8 above.

Section 13.12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 13.13. Payment Set Aside. To the extent that the Company makes a payment or payments to the Investors hereunder or the Investors enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 13.14 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or the Investors or any subsequent holder of any Securities upon any breach, default or noncompliance of the Investors, any subsequent holder of any Securities or the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company or the Investors of any breach, default or noncompliance under this Agreement or any waiver on the Company's or the Investors' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, by law, or otherwise afforded to the Company and the Investors, shall be cumulative and not alternative.

Section 13.15 Amendments and Waivers. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Investors or their transferees holding at least sixty percent (60%) of the outstanding Common Shares, voting together as a single group; provided, however, that no such amendment or waiver shall reduce the aforesaid percentage of Common Shares required under this Section 13.15. Any amendment or waiver effected in accordance with this Section 13.15 shall be binding upon the Investors and each transferee of the Securities. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Investors (or their transferees) who have not previously consented thereto in writing.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                                   COMPANY:

                                                   INTERACTIVE TELESIS INC.


                                                   By:
                                                      -----------------------------
                                                   Name:
                                                        ---------------------------

                                                   INVESTORS:

Address:                                           BH Capital Investments, L.P.
175 Bloor Street East, 7th Floor, South Tower      By: HB and Co., Inc. its General Partner
Toronto, Ontario Canada M4W 3R8
Fax: 416-929-5314
                                                   By:
                                                       ----------------------------
Total Common Stock to be purchased at:                    Name: Henry Brachfeld
Initial Closing:   $1,250,000                             Authorized Signatory
Second Closing: $ 500,000
Third Closing:    $ 500,000


Address:                                           Excalibur Limited Partnership
33 Prince Arthur Avenue                            By: Excalibur Capital Management, Inc.
Toronto, Ontario, Canada M5R 1B2                          its General Partner
Fax: 416-964-8868

Total Common Stock to be purchased at:             By:
Initial Closing:     $ 1,250,000                      -----------------------------
Second Closing:   $  500,000                            Name: William Hechter, President
Third Closing:      $  500,000